UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 6, 2010

AK STEEL HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Commission File No. 1-13696

Delaware	31-1401455

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 9, 2010, AK Steel Corporation, a Delaware corporation (“AK Steel”), completed the public offering of $150.0 million aggregate principal amount of senior notes (the “New Notes”) as an add-on to its 7.625% Senior Notes due 2020 (the “Existing Notes” and together with the New Notes, the “Notes”). The Notes are governed by an indenture, (the “Base Indenture”), supplemented by a first supplemental indenture (the “First Supplemental Indenture”), each dated as of May 11, 2010, among AK Steel, AK Steel Holding Corporation (“AK Holding”), as guarantor, and U.S. Bank National Association, as trustee. A copy of the Base Indenture and the First Supplemental Indenture have been filed as Exhibits 4.1 and 4.2, respectively, to a current report on Form 8-K, filed on May 11, 2010.
The New Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of December 6, 2010, among AK Steel, AK Holding and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”) and were fully and unconditionally guaranteed by AK Holding (the “Guarantee”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, AK Steel agreed to sell the New Notes to the Underwriters and the Underwriters agreed to purchase the Notes for resale to the public. The Notes were sold pursuant to a registration statement on Form S-3 (File No. 333—166303). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto.
AK Steel expects to receive net proceeds, after underwriting discount and commissions and estimated offering expenses, of approximately $146.3 million. AK Steel intends to use the net proceeds for general corporate purposes.
Weil, Gotshal & Manges LLP, counsel to AK Steel and AK Holding, has issued an opinion to AK Steel and AK Holding, dated December 9, 2010, regarding the legality of the New Notes and the Guarantee upon issuance thereof. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement dated as of December 6, 2010 among AK Steel Corporation, AK Steel Holding Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION
	By:	/s/ David C. Horn
David C. Horn
Date: December 9, 2010		Secretary